SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010

FAIRMOUNT BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Maryland	000-53996	27-1783911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8216 Philadelphia Road, Baltimore, MD 21237

(Address of Principal Executive Offices)

(410) 866-4500

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors.

On August 18, 2010, James E. Elliott submitted his resignation, effective August 18, 2010, as a member of the boards directors of Fairmount Bancorp, Inc. (the “Company”) and Fairmount Bank (the “Bank”) and committees of the boards on which he serves. Mr. Elliott resigned for personal reasons and not as a result of any disagreement with the Company or the Bank on any matter relating to the Company’s or the Bank’s operations, policies or practices. The boards of directors greatly appreciate Mr. Elliott’s many contributions to the Company and the Bank.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2010, the Board of Directors of the Company (the “Board”) approved an amendment to Article I, Section 1 of the Company’s Bylaws to provide that the Company shall hold its annual meeting of stockholders on such date as determined by the Board each year. Prior to this amendment, the Bylaws provided that the annual meeting of stockholders shall be held on such date during the month of January as determined by the Board. This amendment was effective immediately upon Board action.

Amended and restated Bylaws, following the amendment, are included herein as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and restated Bylaws of Fairmount Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FAIRMOUNT BANCORP, INC.

Dated: August 23, 2010	By:	/S/ JOSEPH M. SOLOMON
Joseph M. Solomon
President and Chief Executive Officer